UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2004

Centerplate, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31904	13-3870167

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 East Broad Street, Spartanburg, SC	29306

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 598-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: FORM OF AWARD LETTER
EX-10.2: FORM OF AWARD LETTER

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to the terms of the Centerplate, Inc. Long-Term Performance Plan (the “Plan”) that was approved by security holders on October 13, 2004, the Compensation Committee of the Board of Directors of Centerplate, Inc. (the “Company”) is permitted to make performance-based awards to certain officers and other key employees of the Company. A copy of the Plan was filed on October 18, 2004 with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Form 8-K.

On November 17, 2004, the Compensation Committee designated three officers of the Company as participants in the 2004 and 2005 class awards programs, Lawrence E. Honig, Janet L. Steinmayer and Kenneth R. Frick. The Compensation Committee also approved the form of award letter pursuant to which the 2004 and 2005 class awards will be made and pursuant to which future class awards under the Plan are expected to be made. Separately, the Compensation Committee approved the form of award letter for employees other than senior executive officers. The two forms of award letters are included as Exhibits 10.1 and 10.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit	Description
10.1	Form of Award Letter under Long-Term Performance Plan for senior executive officers

10.2	Form of Award Letter under Long-Term Performance Plan for participants other than senior executive officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2004

Centerplate, Inc.
By:	/s/ Kenneth R. Frick
	Name:	Kenneth R. Frick
	Title:	Executive Vice President and CFO

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Award Letter under Long-Term Performance Plan for senior executive officers

10.2	Form of Award Letter under Long-Term Performance Plan for participants other than senior executive officers